Exhibit 23.5



[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]







            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm and to our report effective August 31, 2002 in the Annual Report on Form 10-K of Double Eagle Petroleum Company, incorporated by reference into the Form S-3 Registration Statement of Double Eagle Petroleum Company to be filed with the Securities and Exchange Commission on or about June 30, 2004.

                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                   By:  /s/ Frederic D. Sewell
                                       -----------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer

Dallas, Texas
June 29, 2004